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                                                                    EXHIBIT 5.1


                            [ADVANCEPCS LETTERHEAD]


                                December 5, 2002

AdvancePCS
750 West John Carpenter Freeway
Suite 1200
Irving, Texas 75039

Re:      AdvancePCS Deferred Compensation Plan


Ladies and Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of $8,093,800 of deferred compensation obligations (the "Obligations") of AdvancePCS, a Delaware corporation (the "Plan Sponsor"), issuable under the AdvancePCS Deferred Compensation Plan (the "Plan"), I have examined such corporate records and other documents, including the registration statement on Form S-8 to be filed with the Securities and Exchange Commission relating to the Obligations (the "registration Statement"), and I examined and have relied upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents, orders, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

Based upon the foregoing, I am of the opinion that:

         (i) the Plan Sponsor is a corporation duly organized and existing under the laws of the state of Delaware; and

         (ii) the Obligations, when issued in accordance with the terms of the Plan, will be binding obligations of the Plan Sponsor in accordance with their terms except as enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, and (b) is subject to the effect of general principles of equity, whether applied by a court of law or equity.



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Advance PCS
December 5, 2002
Page 2



I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


ADVANCEPCS



By:      /s/ Laura I Johansen
   ------------------------------------------------
         Laura I Johansen, Esq.
         Senior Vice President, Corporate Affairs &
         Secretary